                                                                      EXHIBIT 21




                         SUBSIDIARIES OF THE REGISTRANT



                                                                                        Doing
                                                                                       Business
             Name                                  Incorporation                          As
             ----                                  -------------                     -------------
International Appliances Limited                   Hong Kong                         Same Name

Beauty Biz, Inc.                                   Texas                             Same Name

Helen of Troy (Far East) Limited,
  (formerly Helen of Troy (Services) Limited)      Hong Kong                         Same Name

Helen of Troy (Cayman) Limited, (formerly
  (International Appliances (Cayman) Limited)      Cayman Islands                    Same Name

Helen of Troy International, B.V.                  Amsterdam                         Same Name

Helen of Troy Limited                              Barbados                          Same Name

Helen of Troy (Services) Limited                   Hong Kong                         Same Name
    (formerly Helen of Troy (Far East) Limited

Helen of Troy Texas Corporation                    Texas                             Same Name

Helen of Troy Nevada Corporation                   Nevada                            Same Name

HOT Nevada Inc.                                    Nevada                            Same Name

Helen of Troy L.P.                                 Texas Partnership                 Same Name

Helen of Troy International Marketing Limited      Barbados                          Same Name

HOT(UK) Limited                                    United Kingdom                    Same Name